Exhibit 99.2
Second Quarter 2007
Supplemental Operating and Financial Data
Unaudited

Forward-Looking Statements
This supplemental information contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act, which are based on our current expectations, estimates and projections about future events and financial trends affecting us. These forward-looking statements are not guarantees of future performance. Investors should use caution in relying on forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends. Forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “strategy,” “plan,” “would be,” “should,” “projected,” or “continue” or the negative thereof or other variations thereon or comparable terminology, are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:
•	Our ability to borrow on favorable terms;

•	General economic and business conditions, which we believe will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•	Adverse changes in the real estate markets including, among other things, increased competition with other companies;

•	Risks related to real estate acquisition and development, including, among other things, risks that the development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that the development or operating costs may be greater than anticipated;

•	Our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•	Risks associated with the leasing and operation of office properties, including risks that we may not be able to lease available space at favorable rental rates or in anticipated time frames, that tenants will not take occupancy or pay rent in accordance with their leases, or that operating costs may be greater than anticipated;

•	Our ability to pay our distributions at their current rate;

•	Governmental actions and initiatives;

•	Environmental requirements;

•	The impact of potential management changes or disputes with members of our management or Board of Trustees;

•	The outcome of the litigation with respect to Republic Square I or our ability to close on the purchase of Republic Square I pursuant to the Option Agreement;

•	The effect of the proposed merger with Liberty Property Trust on our ability to acquire the option properties;

•	The outcome of any material litigation (including any litigation with our former Vice Chairman and President and Chief Development Officer, and the Chairman of our Board of Trustees); and

•	The outcome of the merger with Liberty Property Trust or any other strategic alternative courses of action.
The risks included above are not exhaustive. We operate in a very competitive and rapidly changing environment; therefore, new risks arise from time to time. It is impossible for us to (i) predict all such risks and (ii) assess the impact of all such risks. We undertake no obligation to update or supplement any forward-looking statements. For further information, please refer to our filings with the Securities and Exchange Commission, particularly “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 14, 2007, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 3, 2007, and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 to be filed by August 9, 2007.
We refer investors to the documents filed from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which discusses these and other risks that could adversely affect our results.
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this supplemental information package. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found later in this package.

Republic Property Trust
Index to Supplemental Unaudited Operating and Financial Data
As of and for the Fiscal Quarter Ended June 30, 2007

CORPORATE PROFILE
About the Company
We are a fully-integrated, self-administered and self-managed real estate investment trust formed to own, operate, acquire and develop primarily Class A office properties, predominantly in the Washington, D.C. metropolitan, or Greater Washington, D.C., market. On July 23, 2007, we signed a definitive merger agreement (the “Merger”) to be acquired by Liberty Property Trust (“Liberty”) in an all cash transaction.
As of June 30, 2007, we owned 13 commercial properties consisting of 24 institutional-grade office buildings in our operating portfolio and one redevelopment project indirectly through Republic Property Limited Partnership, our Operating Partnership, in which we had an approximate 88% economic interest at June 30, 2007. Our operating properties are characterized by (i) our tenant base, which includes several U.S. government agencies and nationally recognized corporations, (ii) the institutional quality and utility of our office parks and buildings and (iii) the substantial amount of space occupied on average by our tenants. As of June 30, 2007, approximately 21.2% and 47.5% of portfolio net rentable square feet was leased to U.S. government agencies and nationally recognized corporations, respectively. Our operating portfolio of 13 operating commercial properties contains an aggregate of approximately 2.4 million net rentable square feet, with one Class A trophy office property located in the District of Columbia, approximately one half block from the White House, and twelve Class A office properties located in Northern Virginia. Our redevelopment project is located in the Central Business District of Washington, D.C. On May 29, 2007, we provided notice to the owner of Republic Square of our exercise of the option to purchase the fee interest in Republic Square I. In addition, we hold options to acquire two other office properties in the District of Columbia, Portals III and Republic Square II. As of July 31, 2007, Republic Square I is approximately 56% leased and 40% occupied. As of July 31, 2007, The Portals III is approximately 20% leased and 13% occupied. The remaining option property, Republic Square II, is an undeveloped parcel of land. If we do not exercise our option to acquire Portals III at least 30 days prior to the closing of the Merger, the option agreement with respect to Portals III will terminate upon consummation of the Merger. If the closing of the Merger precedes the beginning of Republic Square II’s initial option period, the option agreement with respect to Republic Square II will terminate upon consummation of the Merger.
History
Republic Property Trust was incorporated as a Maryland real estate investment trust on July 19, 2005 and maintains its headquarters at 13861 Sunrise Valley Drive, Suite 410, Herndon, VA 20171. We completed our initial public offering (the “IPO”) of common shares of beneficial interest (“common shares”) on December 20, 2005. The IPO resulted in the sale of 21,021,200 common shares, including 1,021,200 common shares sold pursuant to the January 2006 partial exercise of the underwriters’ over allotment option, at a price per share of $12.00, generating gross proceeds to the Company of $252.3 million. The aggregate proceeds to the Company, net of underwriters’ discounts, commissions and financial advisory fees but prior to other offering costs, were approximately $234.6 million.
Concurrent with the closing of the IPO, the Company entered into various formation transactions. The Company had no significant operations prior to the consummation of the IPO and the formation transactions on December 20, 2005.
Summary as of June 30, 2007

Corporate Headquarters	Herndon, Virginia
Fiscal Year-End	12/31
Total Office Buildings – Operating Portfolio	24
Total Net Rentable Square Feet – Operating Portfolio	2,410,543
Total Projects – Under Redevelopment	1
Total Net Rentable Square Feet – Under Redevelopment (1)	176,000
Geographic Focus	Greater Washington, D.C.
Common Shares and Units Issued and Outstanding	29,559,916
Distribution – Quarterly (2)	$0.125/share
Dividend Yield (3)	4.1%
Total Market Capitalization (4)	$788,696,000

(1)	Represents the approximate net rentable square footage upon completion of redevelopment.

(2)	Distribution of $0.125 per share represents the quarterly distribution for the quarter ended June 30, 2007. Distribution was announced on July 23, 2007 and will be paid on August 17, 2007 to shareholders of record on August 3, 2007.

(3)	The dividend yield is calculated by dividing four times the quarterly dividend by the price of our common shares. The price used was $12.25, the closing price on June 29, 2007.

(4)	Total Market Capitalization is the sum of the market value of our common shares and units as of June 30, 2007 and our total debt.

Contact Information
Republic Property Trust
13861 Sunrise Valley Drive
Suite 410
Herndon, VA 20171

Phone:	(703) 880-2900
Fax:	(703) 880-2901
Web:	www.rpbtrust.com
Stock Listing
The common shares of Republic Property Trust are listed on the New York Stock Exchange under the symbol RPB.
Independent Registered Public Accounting Firm
Ernst & Young LLP
8484 Westpark Drive
McLean, VA 22102
Transfer Agent and Registrar
LaSalle Bank, N.A.
135 South LaSalle Street
Suite 1946
Chicago, IL 60603
Research Coverage (1)

Bear, Stearns & Co. Inc.
Ross L. Smotrich	(212) 272-8046
Jeffrey S. Langbaum	(212) 272-4201
George A. Hoglund, CFA	(212) 272-6272

Friedman, Billings, Ramsey & Co., Inc.
Wilkes Graham	(703) 312-9737

Lehman Brothers Inc.
David Harris	(212) 526-1790
David Toti	(212) 526-2002

Raymond James & Associates, Inc.
Paul D. Puryear	(727) 567-2253
Ken Avalos	(727) 567-2660

Wachovia Capital Markets, LLC
Christopher Haley	(443) 263-6773
Brendan Maiorana	(443) 263-6516

(1)	Republic Property Trust is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Republic Property Trust’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Republic Property Trust or its management. Republic Property Trust does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

FINANCIAL INFORMATION
Key Financial Data

	As of	As of	As of	As of	As of
	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06
Portfolio Size – Operating Properties:
Properties	13	13	13	13	12
Total Net Rentable Square Feet	2,410,543	2,410,543	2,410,543	2,417,096	2,235,942
Sq. Ft. Leased at End of Period	2,269,404	2,256,698	2,107,240	2,118,221	1,985,515
Percent Leased	94.1%	93.6%	87.4%	87.6%	88.8%

Portfolio Size – Redevelopment Projects:
Properties	1	1	—	—	—
Net Rentable Square Feet Under Redevelopment (1)	176,000	176,000	—	—	—
Sq. Ft. Leased at End of Period	44,361	48,240	—	—	—
Percent Leased	25.2%	27.4%	—	—	—

Shares and Units
Common Shares Issued and Outstanding	26,087,279	26,082,020	26,076,582	26,057,528	26,051,937
Common Units Issued and Outstanding (2)	3,472,637	3,503,219	3,560,019	3,560,019	3,560,019
Combined Shares and Units	29,559,916	29,585,239	29,636,601	29,617,547	29,611,956
Quarterly Weighted Average Shares and Units – Basic and Diluted	29,540,557	29,607,510	29,614,795	29,608,224	29,604,304

Common Share Daily Closing Price ($’s):
At the End of the Quarter	$12.25	$11.49	$11.54	$11.02	$9.88
High during the Quarter	$12.54	$12.19	$12.44	$11.34	$12.25
Low during the Quarter	$10.77	$10.94	$11.00	$9.66	$9.88

Market Capitalization: ($’s in thousands except ratios)
Market Value of Equity (3)	$362,109	$339,934	$342,006	$326,385	$292,566
Total Debt	$426,587	$416,681	$350,134	$345,176	$292,211
Total Market Capitalization (4)	$788,696	$756,615	$692,140	$671,561	$584,777
Total Debt/Total Market Capitalization	54.1%	55.1%	50.6%	51.4%	50.0%

Balance Sheet Data
($’s in thousands)
Total Assets	$661,498	$656,072	$596,468	$602,646	$556,371
Gross Book Value of Real Estate Assets	$619,899	$619,649	$585,387	$587,381	$537,741
Total Liabilities	$464,682	$451,426	$384,152	$380,765	$326,610

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06
Statement of Operations Data
($’s in thousands)
Total Revenue	$17,624	$18,157	$17,088	$16,376	$17,801
Net Loss	$(3,595)	$(2,788)	$(3,126)	$(1,609)	$(178)

(1)	Represents the approximate net rentable square footage upon completion of redevelopment.

(2)	Represents the amount of units not beneficially owned by Republic Property Trust.

(3)	Calculated using the closing price on the last day of the quarter.

(4)	Equals the sum of the market value of equity and total debt.

Republic Property Trust
Condensed Consolidated Balance Sheets
As of June 30, 2007 and December 31, 2006

(Dollars in thousands except share data)	June 30, 2007	December 31, 2006
ASSETS
Investment in real estate:
Land	$137,600	$102,100
Commercial office buildings and improvements	482,299	483,287

	619,899	585,387
Less: accumulated depreciation and amortization	(43,636)	(33,635)

Net income producing property	576,263	551,752
Construction in progress	35,888	—

Net real estate and development assets	612,151	551,752
Cash and cash equivalents	10,541	6,956
Restricted cash	6,386	6,745
Rents and other receivables	8,466	7,630
Prepaid expenses and other assets	23,954	23,385

Total assets	$661,498	$596,468

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$377,587	$345,134
Line of credit payable	49,000	5,000
Intangible lease liabilities	20,497	20,789
Accounts payable and accrued liabilities	14,128	9,335
Tenant security deposits	2,399	2,501
Advance rents	1,071	1,393

Total liabilities	464,682	384,152

Minority interest — operating partnership	23,122	25,503

Shareholders’ Equity:
Preferred shares of beneficial interest, par value $0.01, 40 million shares authorized, none issued and outstanding in 2007 or 2006	—	—
Common shares of beneficial interest, par value $0.01, 200 million shares authorized, 26.1 million shares issued and outstanding in 2007 and 2006	261	261
Additional paid-in capital	219,732	219,947
Accumulated deficit	(46,299)	(33,395)

Total Shareholders’ Equity	173,694	186,813

Total Liabilities and Shareholders’ Equity	$661,498	$596,468

Republic Property Trust
Consolidated Statements of Operations
For the Fiscal Quarters Ended June 30, 2007 and 2006

	Fiscal Quarter Ended June 30,
(Dollars in thousands except per share amounts)	2007	2006
Revenue:
Rental income	$17,341	$13,939
Management and development fees and associated reimbursements	283	3,862

Total operating revenue	17,624	17,801
Expenses:
Real estate taxes	1,966	1,312
Property operating costs	3,322	2,510
Depreciation and amortization	5,976	4,997
Cost of management and development fees and associated reimbursements	574	3,070
General and administrative	3,883	2,299
Management and development agreement write-offs	—	181

Total operating expenses	15,721	14,369

Operating income	1,903	3,432

Other income and expense:
Interest income	90	148
Interest expense	(6,068)	(3,782)

Total other income and expense	(5,978)	(3,634)

Net loss before minority interest	(4,075)	(202)

Minority interest	480	24

Net loss	$(3,595)	$(178)

Basic and diluted loss per common share	$(0.13)	$(0.01)

Weighted average common shares outstanding basic and diluted (in millions)	26.1	26.0

Distributions declared per common share	$0.125	$0.206

Reconciliation of Funds From Operations (FFO) to Net Loss

	Quarter ended June 30,
(Dollars in thousands)	2007	2006
Net loss	$(3,595)	$(178)

Minority interest	(480)	(24)
Real estate depreciation and amortization	5,946	4,589

Funds From Operations	$1,871	$4,387

The Company calculates FFO pursuant to the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is used by management, investors and industry analysts as a supplemental measure of operating performance of equity REITs. The most directly comparable GAAP measure for FFO is GAAP net income. Management believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values historically rise or fall due to market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO should not be considered as an alternative to GAAP net income, as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. A reconciliation of FFO to net loss is provided above.

Reconciliation of Net Operating Income (NOI) to Net Loss
Quarter ended 6/30/2007

		Non-
	Comparable	Comparable
(Dollars in thousands)	Properties	Properties	Total
Revenue:
Rental income, tenant reimbursements and other	$13,718	$3,623	$17,341

Property operating expenses:
Real estate taxes	(1,514)	(452)	(1,966)
Property operating costs	(2,465)	(857)	(3,322)

NOI	$9,739	$2,314	12,053

Management and development fees and associated reimbursements			283
Depreciation and amortization			(5,976)
Cost of management and development fees and associated reimbursements			(574)
General and administrative			(3,883)

Operating income			1,903

Total other income and expense			(5,978)

Net loss before minority interest			(4,075)
Minority interest			480

Net loss			$(3,595)

Quarter ended 6/30/2006

		Non-
	Comparable	Comparable
(Dollars in thousands)	Properties	Properties	Total
Revenue:
Rental income, tenant reimbursements and other	$13,285	$654	$13,939

Property operating expenses:
Real estate taxes	(1,279)	(33)	(1,312)
Property operating costs	(2,396)	(114)	(2,510)

Net Operating Income (NOI)	$9,610	$507	10,117

Management and development fees and associated reimbursements			3,862
Depreciation and amortization			(4,997)
Cost of management and development fees and associated reimbursements			(3,070)
Management and development agreement write-offs			(181)
General and administrative			(2,299)

Operating income			3,432

Total other income and expense			(3,634)

Net loss before minority interest			(202)
Minority interest			24

Net loss			$(178)

We define Comparable Properties as those that we have owned continuously since January 1, 2006. Properties acquired since that date are Non-Comparable. Specifically, Comparable Properties included above are Republic Park 1-7, Corporate Oaks, Corporate Point IV, Lakeside I and II, Pender Business Park, the Republic Building, Presidents Park I, II, and III, and WillowWood III and IV. The Non-Comparable Properties are WillowWood I and II, Republic Park 8 and 1129 20th Street which we acquired on May 25, 2006, September 6, 2006 and February 16, 2007, respectively.
NOI is defined as rental income, tenant reimbursements and other property revenue less real estate taxes and property operating costs. Property operating costs include bad debt expenses but exclude interest expense, management fees and depreciation and amortization. NOI is used by management in assessing the operating results of our properties and the value of our real estate assets. We believe NOI allows a better understanding of the core operating performance of a REIT’s real estate portfolio before considering depreciation and amortization, financing costs and general and administrative expenses. NOI should not be considered an alternative to GAAP net income, as an indication of our financial performance, as an alternative to GAAP net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity. NOI measures presented by us may not be comparable to other similarly titled measures used by other companies. We consider net income to be the most comparable GAAP measure relative to NOI. A reconciliation between net loss and NOI is provided above.

Non-Cash Adjustments to NOI
NOI provided on pages 9 and 10 includes non-cash adjustments required to be made by FAS 13 (straight-line rent adjustments) and FAS 141 (market rent adjustments).
Quarter ended June 30, 2007

	Comparable	Non-Comparable
(Dollars in thousands)	Properties	Properties	Total
Straight-line rent adjustments – increase (decrease) to NOI	$104	$95	$199

Market rent adjustments – increase (decrease) to NOI	$400	$426	$826
Quarter ended June 30, 2006

	Comparable	Non-Comparable
(Dollars in thousands)	Properties	Properties	Total
Straight-line rent adjustments – increase (decrease) to NOI	$228	$27	$255

Market rent adjustments – increase (decrease) to NOI	$359	$30	$389
We define Comparable Properties as those that we have owned continuously since January 1, 2006. Properties acquired since that date are Non-Comparable. Specifically, Comparable Properties included above are Republic Park 1-7, Corporate Oaks, Corporate Point IV, Lakeside I and II, Pender Business Park, the Republic Building, Presidents Park I, II, and III, and WillowWood III and IV. The Non-Comparable Properties are WillowWood I and II, Republic Park 8 and 1129 20th Street which we acquired on May 25, 2006, September 6, 2006 and February 16, 2007, respectively.

Reconciliation of Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (Adjusted EBITDA) to Net Loss

	Quarter ended June 30,
(Dollars in thousands)	2007	2006
Net loss	$(3,595)	$(178)

Minority interest	(480)	(24)
Interest expense	6,068	3,782
Income tax expense	—	—
Depreciation and amortization	5,976	4,997

Adjusted EBITDA	$7,969	$8,577

We present EBITDA, as net income computed in accordance with GAAP adjusted to exclude interest expenses, income tax expenses and benefits, and depreciation and amortization expenses. We further adjust EBITDA to include minority interest, which represents the limited partners’ percentage interest in our Operating Partnership’s net income (“Adjusted EBITDA”). Accordingly, Adjusted EBITDA represents our Operating Partnership’s EBITDA. We conduct all of our operations through our Operating Partnership. We believe that Adjusted EBITDA provides investors with an additional indicator of our Operating Partnership’s operating strength and performance. Adjusted EBITDA excludes the impact of costs and expenses that management believes are not characteristic of our underlying business operations. Adjusted EBITDA should not be considered an alternative to GAAP net income, as an indication of our financial performance, as an alternative to GAAP net cash flows from operating activities, or as a measure of our liquidity. Further, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other REITs. The most directly comparable GAAP measure for Adjusted EBITDA is net income. A reconciliation of Adjusted EBITDA to net loss is provided above.

SELECT FINANCIAL ANALYSIS
Equity Analysis

	2007	2006
	As of	As of
	June 30	December 31
Common Equity
Common Shares	26,087,279	26,076,582
Common Units (1)	3,472,637	3,560,019

Total	29,559,916	29,636,601

End of Quarter Common Share Price	$12.25	$11.54
Market Value of Common Shares/Units (Dollars in thousands)	$362,109	$342,006

Common Shares Trading Volume
Quarterly Average Daily Volume (Shares)	178,944	82,060
Average Daily Volume (Dollars in thousands)	$2,151	$955
As a Percentage of Weighted Average Common Shares	0.7%	0.3%

Common Share Daily Closing Price Range
Quarterly High	$12.54	$12.44
Quarterly Low	$10.77	$11.00
Quarterly Average	$11.82	$11.63

Weighted Average Shares and Units for Quarter
Common Shares Outstanding	26,066,912	26,054,776
Common Units (1)	3,473,645	3,560,019

Total Weighted Average Shares and Units	29,540,557	29,614,795

Capitalization (Dollars in thousands)
Market Value of Common Shares/Units	$362,109	$342,006

Total Equity Market Capitalization	$362,109	$342,006

Total Debt	$426,587	$350,134

Total Market Capitalization	$788,696	$692,140

Debt to Total Market Capitalization	54.1%	50.6%
Debt to Total Assets	64.5%	58.7%
Debt to Undepreciated Book Value of Real Estate Assets	68.8%	59.8%

(1)	Represents the units not beneficially owned by Republic Property Trust.

Debt Analysis
The following table sets forth certain information with respect to the indebtedness outstanding as of June 30, 2007:

	Interest	Principal	Annual Debt	Maturity	Balance at
(Dollars in thousands)	Rate (1)	Amount	Service (2)	Date (3)	Maturity

Property Debt
Corporate Pointe IV	7.3%	$9,290	$815	5/2011	$8,740
Pender Business Park	5.8%	20,167	1,514	10/2009	19,386
Lakeside I and II	4.6%	19,500	909	6/2008	19,500
WillowWood III and IV	4.5%	40,000	1,825	6/2008	40,000
Corporate Oaks	6.0%	6,401	529	1/2014	5,211
The Republic Building	5.7%	103,288	5,523	7/2012	105,770
Republic Park 1-8	6.1%	100,000	6,175	10/2016	96,551
WillowWood I and II	6.2%	46,400	2,917	6/2016	46,400

Total Property Debt		$345,046	$20,207		$341,558

Construction Debt
1129 20th Street, NW (4)	7.0%	32,541	—	2/2010	32,541

Other Debt
Line of Credit (5)	7.3%	49,000	3,614	5/2009	49,000

Total Debt		$426,587	$23,821		$423,099

(1)	The weighted average stated interest rate of our debt is 6.0%

(2)	Annual debt service includes payments made for interest and principal where applicable.

(3)	Maturity date represents the date on which the principal amount is due and payable, assuming no payment has been made in advance of the maturity date.

(4)	Loan (i) matures on February 16, 2010, subject to a one-year extension option, (ii) bears interest at a variable rate depending on the percentage of net rentable area subject to qualified leases (the minimum rate is equal to LIBOR plus 1.25%; the maximum rate is LIBOR plus 1.65%), (iii) requires interest-only monthly installments through the maturity date, at which time we must pay the outstanding principal balance, all accrued and unpaid interest and any other amounts due under the loan and (iv) may be prepaid, in whole or in part, without prepayment penalty.

(5)	Line of credit currently bears interest at the rate of LIBOR plus 1.9%. LIBOR at June 30, 2007 was 5.32% (5.375% after rounding up to nearest 1/16th of a percent). We have the right to extend to May 2010.

PORTFOLIO SUMMARY
Summary of Our Properties as of June 30, 2007
As of June 30, 2007, our Operating Partnership indirectly owned 100% of the fee interest in one redevelopment project located in the District of Columbia and 13 Class A office operating properties (comprising 24 buildings), one of which is located in the District of Columbia and twelve of which are located in Northern Virginia. The following table provides summary information regarding our properties as of June 30, 2007:

							Annualized
							Rent Per
		Number of					Leased
		Buildings at	Year Built	Net Rentable	Percent	Annualized	Square
Operating Properties(1)	Location	Property	(Renovated)	Square Feet(1)	Leased(2)	Rent(3)	Foot(4)
						(Dollars
						in thousands)
Corporate Oaks	Herndon, Virginia	1	1986 (1999)	60,767	100.0%	$1,243	$20.46
Corporate Pointe IV	Chantilly, Virginia	1	1998	80,118	100.0%	1,399	17.46
Lakeside I and II(5)	Chantilly, Virginia	2	1989, 1999	173,218	100.0%	3,318	20.81
Pender Business Park	Fairfax, Virginia	4	2000	170,940	100.0%	4,184	24.48
Presidents Park I(6)(7)	Herndon, Virginia	1	1999	196,901	86.1%	4,351	26.07
Presidents Park II(8)	Herndon, Virginia	1	2000	199,211	85.4%	1,822	27.96
Presidents Park III	Herndon, Virginia	1	2001	198,755	93.4%	4,042	21.78
The Republic Building	Washington, D.C.	1	1992	276,018	100.0%	11,538	41.80
Republic Park 1-7	Herndon, Virginia	7	1998, 1999	349,611	96.6%	8,340	24.68
Republic Park 8	Herndon, Virginia	1	1999	181,154	76.1%	3,530	25.61
WillowWood I	Fairfax, Virginia	1	1988	120,513	98.9%	3,210	26.94
WillowWood II	Fairfax, Virginia	1	1988	124,358	92.0%	2,858	24.98
WillowWood III and IV(9)	Fairfax, Virginia	2	1998	278,979	98.2%	6,380	25.72

Operating Portfolio
Total/Weighted Average		24	1997	2,410,543	94.1%	$56,215	$26.49

							Annualized
				Net Rentable			Rent Per
		Number of		Square Feet	Percent		Leased
		Buildings at	Estimated Date	Upon	Leased(2)	Annualized	Square
Redevelopment Projects	Location	Property	Of Completion	Completion	(10)	Rent(3)	Foot(4)
1129 20th Street, NW	Washington, D.C.	1	Mid 2008	176,000	25.2%	$1,462	$32.95

(1)	Net rentable square feet includes retail and storage space, but excludes on-site parking and rooftop leases.

(2)	Includes leases or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(3)	Annualized rent represents base rent, as determined from the date of the lease agreement, or the most recent amendment to a lease agreement, for all leases in place in which tenants are in occupancy at June 30, 2007 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents. Base rent does not reflect the exercise of a renewal or termination option.

(4)	Annualized rent per leased square foot represents annualized rent as computed above, divided by occupied net rentable square feet as of the same date.

(5)	Excludes any annualized rent associated with a lease and lease amendment to AboveNet Communications, Inc. for 4,788 net rentable square feet and 8,959 net rentable square feet because the revenue commences August 2007 and September 2007, respectively.

(6)	Excludes any annualized rent associated with a lease to AboveNet Communications, Inc. for 1,698 net rentable square feet because the revenue commences September 2007.

(7)	Excludes any annualized rent associated with a lease amendment to DLT Solutions for 939 net rentable square feet because the revenue commences July 2007.

(8)	Excludes any annualized rent associated with a lease to XO Communications, LLC for 104,883 net rentable square feet because the revenue commences December 2007.

(9)	Excludes any annualized rent associated with a lease amendment to Zeta Associates for 25,832 net rentable square feet because the revenue commences July 2007.

(10)	Calculated by dividing the square feet leased at the end of the period by the total net rentable square feet expected upon completion of redevelopment.

Historical Leasing Trends
The following table provides summary information regarding historical leasing trends at our operating properties:

	Percent	Percent	Percent	Percent	Percent
	Leased (2)	Leased (2)	Leased (2)	Leased (2)	Leased (2)
Operating Properties (1)(3)	At 6/30/07	at 3/31/07	at 12/31/06	at 9/30/06	at 6/30/06

Corporate Oaks	100.0%	100.0%	100.0%	100.0%	100.0%
Corporate Pointe IV	100.0%	100.0%	100.0%	100.0%	100.0%
Lakeside I and II	100.0%	96.0%	93.3%	92.1%	92.1%
Pender Business Park	100.0%	100.0%	100.0%	100.0%	100.0%
Presidents Park I	86.1%	85.6%	84.8%	83.2%	83.2%
Presidents Park II	85.4%	85.4%	32.7%	32.5%	32.5%
Presidents Park III	93.4%	93.4%	93.4%	92.7%	92.7%
Republic Building (4)	100.0%	100.0%	100.0%	100.0%	100.0%
Republic Park 1-7 (5)	96.6%	96.6%	93.1%	91.8%	91.8%
Republic Park 8 (6)	76.1%	76.1%	76.1%	70.2%	N/A
WillowWood I (7)	98.9%	98.9%	98.9%	96.3%	96.3%
WillowWood II (7)	92.0%	92.0%	92.0%	90.7%	90.7%
WillowWood III and IV	98.2%	96.4%	87.2%	97.0%	97.0%

Operating Properties Weighted Avg.	94.1%	93.6%	87.4%	87.6%	88.8%

(1)	Each operating property is 100% indirectly owned in fee simple by our Operating Partnership.

(2)	Includes leases or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(3)	Operating Properties exclude our redevelopment project 1129 20th Street, NW.

(4)	Acquired on December 20, 2005.

(5)	Formerly known as Campus at Dulles Technology Center.

(6)	Formerly known as Dulles Park Technology Center which we acquired on September 6, 2006.

(7)	Acquired on May 25, 2006.
Tenant Diversification Analysis as of June 30, 2007
Our tenants include nationally recognized corporate firms and governmental agencies. The following table sets forth information as of June 30, 2007 regarding our tenants’ industry sectors according to the North American Industry Classification System (NAICS). Percentage is based on total square feet leased:

	Net Rentable SF	Percentage of Total Portfolio – Net
Industry (1)	Under Lease	Rentable SF (2)
Professional, Scientific and Technical Services	926,134	38.4%
Government	510,030	21.2%
Information	367,165	15.2%
Manufacturing	168,675	7.0%
Finance and Insurance	109,262	4.5%
Other (3)	188,138	7.8%
Vacant	141,139	5.9%
Totals:	2,410,543	100.0%

(1)	Only includes tenants at the Operating Properties. Excludes tenants at our redevelopment project 1129 20th Street, NW.

(2)	Represents net rentable square feet under lease for a tenant (including lease or lease amendments that have been executed, regardless of whether or not occupancy has commenced) as a percentage of total net rentable square feet of our properties.

(3)	Includes industries individually representing less than 3% of total portfolio net rentable square feet.

Top Ten Office Tenants as of June 30, 2007
As of June 30, 2007, our portfolio was leased to 89 tenants under 91 separate leases, many of which are nationally recognized corporate firms or governmental agencies. The following table sets forth information regarding the 10 largest tenants in our portfolio, based on annualized rent as of June 30, 2007:
(Dollars in thousands)

				Percentage
			Net	of Total		Percentage of
		Lease	Rentable	Portfolio –		Total Portfolio –
		Expiration	SF Under	Net Rentable	Annualized	Annualized
Tenant/Industry(1)(2)	Property	(3)	Lease	SF (4)	Rent(5)	Rent(6)

GSA – Dept. of Justice (Government)	Republic Building	12/20/2014	250,073	10.4%	$10,506	18.7%
Zeta Associates(8) (Professional Services)	WillowWood III&IV	8/15/2009	152,750	6.3%	3,197	5.7%
GSA – FTS (7)	WillowWood III&IV	5/3/2009	92,992	3.9%	2,408	4.3%
(Government)	WillowWood I	3/9/2010	23,950	1.0%	712	1.2%
BAE Systems/DigitalNet (Professional Services)	Presidents Park III	10/31/2011	142,646	5.9%	3,087	5.5%
Cisco Systems, Inc. (Professional Services)	Republic Park 1-7	3/31/2016	108,858	4.5%	2,857	5.1%
Network Solutions (Information)	Presidents Park I	12/31/2012	104,860	4.4%	2,849	5.1%
Computer Sciences (9)		12/31/2011	47,760	2.0%	1,128	2.0%
(Information)	Lakeside I and II	8/31/2008	40,600	1.7%	749	1.3%
GSA – Dept. of Interior(10)	Corporate Oaks	4/30/2013	60,767	2.5%	1,243	2.2%
(Government)	Republic Park 8	8/6/2011	13,730	0.6%	397	0.7%
webMethods, Inc. (Professional Services)	Pender Business Park	12/31/2007	61,450	2.5%	1,614	2.9%
CACI International, Inc. (Professional Services)	Corporate Pointe IV	11/30/2009	80,118	3.3%	1,399	2.5%

Totals:			1,180,554	49.0%	$32,146	57.2%

(1)	Only includes tenants at the Operating Properties. Excludes tenants at our redevelopment project 1129 20th Street, NW.

(2)	Excludes any leased square feet or annualized rent associated with a lease to XO Communications, LLC for 104,883 net rentable square feet because the revenue commences December 2007.

(3)	Assumes the tenant does not exercise any renewal or termination options.

(4)	Represents net rentable square feet under lease for a tenant (including lease or lease amendments that have been executed, regardless of whether or not occupancy has commenced) as a percentage of total net rentable square feet of our properties.

(5)	Annualized rent represents base rent, as determined from the date of the lease agreement, or the most recent amendment to a lease agreement, for all leases in place in which tenants are in occupancy at June 30, 2007 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents. Base rent does not reflect the exercise of a renewal or termination option.

(6)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(7)	We have two leases with GSA – Federal Technology Services at our WillowWood properties.

(8)	Excludes any annualized rent associated with a lease amendment to Zeta Associates for 25,832 net rentable square feet because the revenue commences July 2007.

(9)	We have two leases with Computer Sciences Corp. (f/k/a Datatrac) at our Lakeside property.

(10)	We have two leases with GSA – Department of Interior. One lease is at our Corporate Oaks property and the other is at our Republic Park 8 property.

Office Lease Expiration Analysis by Year as of June 30, 2007
The following table sets forth a summary schedule of the lease expirations for leases in place as of June 30, 2007. Unless otherwise stated, the information in the table assumes that tenants exercise neither renewal options nor termination rights:
(Dollars in thousands except per square foot amounts)

			Percentage			Percentage
		Net	of Total			of Total
	Number	Rentable SF	Portfolio —			Portfolio —	Expiring	Expiring
	of Leases	of Expiring	Net	Annualized	Annualized	Annualized	Base	Base
Year of Lease Expiration(1)	Expiring	Leases(2)	Rentable SF(3)	Rent(4)	Rent/SF(5)	Rent(6)	Rent(7)	Rent/SF(8)
Available		141,139	5.9%
2007	9	85,352	3.5%	$2,328	$27.28	4.1%	$2,482	$29.08
2008	12	225,366	9.4%	4,898	21.73	8.7%	5,443	24.15
2009(9)	18	499,890	20.7%	11,372	23.99	20.2%	12,340	26.03
2010	17	264,007	11.0%	6,495	24.60	11.6%	8,072	30.57
2011(10)	15	356,592	14.8%	8,577	24.17	15.3%	9,314	26.24
2012	4	130,579	5.4%	3,602	27.58	6.4%	3,906	29.91
2013	5	101,163	4.2%	2,623	25.93	4.7%	2,915	28.81
2014	4	304,976	12.7%	11,880	38.95	21.1%	12,065	39.56
2015(11)	3	70,895	2.9%	1,484	21.21	2.6%	1,789	25.57
2016	2	111,954	4.6%	2,956	26.40	5.3%	3,360	30.01
2017(12)(13)	2	118,630	4.9%	—	—	0.0%	—	—

Total	91	2,410,543	100.0%	$56,215	$26.49	100.0%	$61,686	$29.26

(1)	Only includes tenants at the Operating Properties. Excludes tenants at our redevelopment project 1129 20th Street, NW.

(2)	Includes retail and storage space, but excludes on-site parking and rooftop leases.

(3)	Represents net rentable square feet in a particular year as a percentage of total net rentable square feet of our properties.

(4)	Annualized rent represents base rent, as determined from the date of the lease agreement, or the most recent amendment to a lease agreement, for all leases in place in which tenants are in occupancy at June 30, 2007 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents.

(5)	Annualized rent per leased square foot represents annualized rent as computed above, divided by occupied net rentable square feet as of the same date.

(6)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(7)	Expiring Base Rent represents the monthly base rent payable immediately prior to the expiration of the lease multiplied by 12.

(8)	Expiring Base Rent per leased square foot represents Expiring Base Rent as computed above, divided by occupied net rentable square feet as of the same date.

(9)	Excludes any annualized rent associated with a lease amendment to Zeta Associates for 25,832 net rentable square feet because the revenue commences July 2007.

(10)	Excludes any annualized rent associated with a lease to AboveNet Communications, Inc. for 1,698 net rentable square feet because the revenue commences September 2007.

(11)	Excludes any annualized rent associated with a lease amendment to DLT Solutions for 939 net rentable square feet because the revenue commences July 2007.

(12)	Excludes any annualized rent associated with a lease to XO Communications, LLC for 104,883 net rentable square feet because the revenue commences December 2007.

(13)	Excludes any annualized rent associated with a lease and a lease amendment to AboveNet Communications, Inc. for 4,788 net rentable square feet and 8,959 net rentable square feet because the revenue commences August 2007 and September 2007, respectively.

      Office Lease Distribution Analysis by Tenant Size as of June 30, 2007
The following table sets forth information relating to the distribution of leases at our properties, based on net rentable square feet under lease as of June 30, 2007:

				Percentage of
			Net	Total Portfolio —			Percentage of
			Rentable	Net Rentable			Total Portfolio
	Number	Percentage	SF Under	SF Under	Annualized	Annualized	— Annualized
SF Under Lease(1)	of Leases	of all Leases	Lease(2)	Lease(3)	Rent(4)	Rent/SF	Rent(5)
					($ in thousands)
2,500 or less	17	18.7%	22,355	0.9%	$546	$24.42	1.0%
2,501 — 10,000	27	29.6%	126,761	5.3%	3,192	25.18	5.7%
10,001 — 20,000(6)(7)	17	18.7%	249,480	10.3%	5,891	25.17	10.5%
20,001 — 40,000(8)	12	13.2%	315,976	13.1%	8,725	27.70	15.5%
40,001 — 100,000	12	13.2%	690,762	28.7%	15,366	22.24	27.3%
Greater than 100,000(9)(10)	6	6.6%	864,070	35.8%	22,495	30.67	40.0%

Total	91	100.0%	2,269,404	94.1%	$56,215	$26.49	100.0%

(1)	Only includes tenants at the Operating Properties. Excludes tenants at our redevelopment project 1129 20th Street, NW.

(2)	Net rentable square feet under lease includes retail and storage space, but excludes on-site parking and rooftop leases.

(3)	Represents net rentable square feet under lease for a tenant as a percentage of total net rentable square feet of our properties including lease or lease amendments that have been executed, regardless of whether or not occupancy has commenced.

(4)	Annualized rent represents base rent, as determined from the date of the lease agreement, or the most recent amendment to a lease agreement, for all leases in place in which tenants are in occupancy at June 30, 2007 as follows: total base rent to be received during the entire term of each lease (assuming no exercise of early termination options), divided by the total number of months in the term for such leases, multiplied by 12. Base rent includes historical contractual increases and excludes percentage rents, additional rent payable by tenants (such as common area maintenance and real estate taxes), contingent rent escalations and parking rents. Base rent does not reflect the exercise of a renewal or termination option.

(5)	Represents annualized rent for a tenant as a percentage of total annualized rent for our properties.

(6)	Excludes any annualized rent associated with a lease and lease amendment to AboveNet Communications, Inc. for 4,788 net rentable square feet and 8,959 net rentable square feet because the revenue commences August 2007 and September 2007, respectively.

(7)	Excludes any annualized rent associated with a lease to AboveNet Communications, Inc. for 1,698 net rentable square feet because the revenue commences September 2007.

(8)	Excludes any annualized rent associated with a lease amendment to DLT Solutions for 939 net rentable square feet because the revenue commences July 2007.

(9)	Excludes any annualized rent associated with a lease amendment to Zeta Associates for 25,832 net rentable square feet because the revenue commences July 2007.

(10)	Excludes any annualized rent associated with a lease to XO Communications, LLC for 104,883 net rentable square feet because the revenue commences December 2007.
Capital Expenditures
The following table sets forth certain information regarding historical capital expenditures at our properties for the periods set forth below:
(Dollars in thousands except per square foot amounts)

	Six Months	Year Ended	Year Ended
	Ended June	December 31,	December 31,
	30, 2007	2006	2005
Capital expenditures (1)	$309	$835	$285
Average square feet (2)	2,410,543	2,196,491	1,724,153
Capital expenditures per square foot	$0.13	$0.38	$0.17

(1)	Excludes costs related to the redevelopment of 1129 20th Street, NW.

(2)	For any given period, represents the average square footage at our properties subject to capital expenditures, excluding our redevelopment project 1129 20th Street, NW.

Tenant Improvements and Leasing Commissions
The following table sets forth certain information regarding tenant improvement (including tenant allowances) and leasing commission costs for tenants at our properties for the periods set forth below:

	Six Months	Year Ended	Year Ended
	Ended June 30,	December 31,	December 31,
	2007	2006	2005
Renewals (1)
Number of leases	3	6	5
Square Feet	27,843	97,036	428,162
Tenant improvement costs per square foot (2)(3)(6)	$0.13	$5.77	$18.19
Leasing commission costs per square foot (2)(3)	$0.35	$3.32	$3.66
Total tenant improvement and leasing commission costs per square foot (2)(3)(6)	$0.48	$9.09	$21.85

New leases – First Generation (4)(7)
Number of leases	4	1	—
Square Feet	120,328	19,215	—
Tenant improvement costs per square foot (2)(3)	$62.72	$40.00	$—
Leasing commission costs per square foot (2)(3)	$16.77	$10.87	$—
Total tenant improvement and leasing commission costs per square foot (2)(3)	$79.49	$50.87	$—

New leases – Second Generation (5)
Number of leases	6	15	6
Square Feet	56,790	194,091	54,189
Tenant improvement costs per square foot (2)(3)	$3.49	$22.84	$22.38
Leasing commission costs per square foot (2)(3)	$2.29	$5.84	$10.85
Total tenant improvement and leasing commission costs per square foot (2)(3)	$5.78	$28.68	$33.23

Total
Number of leases	13	22	11
Square Feet	204,961	310,342	482,351
Tenant improvement costs per square foot (2)(3)(6)	$36.70	$18.56	$18.66
Leasing commission costs per square foot (2)(3)	$10.14	$5.36	$4.47
Total tenant improvement and leasing commission costs per square foot (2)(3)(6)	$46.84	$23.92	$23.13

(1)	Excludes retained tenants that have relocated to new space or expanded into new space.

(2)	Assumes all tenant improvement and leasing commissions are paid in the calendar year in which the lease commences, which may be different than the year in which they were actually paid.

(3)	Tenant improvements and leasing commission costs exclude any commission paid to related parties.

(4)	First generation space is shell space that has not been improved. Includes retained tenants that have relocated or expanded into new shell space within our portfolio.

(5)	Second generation space is space that has been previously improved and/or occupied. Includes retained tenants that have relocated or expanded into additional space within our portfolio.

(6)	Department of Justice tenant improvement costs are included in 2005 (the year of acquisition), although the lease commenced in 2004.

(7)	Includes tenant improvement costs of $70.00 per square foot and leasing commission costs of $17.89 per square foot associated with a lease to XO Communications, LLC for 104,883 net rentable square feet.

Option Properties Summary as of July 31, 2007
We hold options to acquire Republic Square I, Portals III and Republic Square II with entities affiliated with some of our executive officers and trustees. The terms of these agreements allow us to exercise our initial options to acquire Republic Square I, Republic Square II and Portals III, three Class A trophy office buildings located in Washington, D.C. We have the right to begin discussions with the owner with respect to purchasing the property (i) prior to it being 85% occupied and (ii) during a period beginning from the receipt of a certificate of substantial completion and continuing until 60 days prior to the maturity (including any extensions) of any construction loans on the property. On May 29, 2007 we provided notice to the owner of Republic Square of our exercise of the option to purchase the fee interest in Republic Square I. The Portals III construction loan will mature in July 2008 and may be extended to July 2009, provided, among other conditions, a rate cap is obtained for the extension period. As of July 31, 2007, Republic Square I is approximately 56% leased and 40% occupied. As of July 31, 2007, The Portals III is approximately 20% leased and 13% occupied. The remaining option property, Republic Square II, is an undeveloped parcel of land. If we do not exercise our option to acquire Portals III at least 30 days prior to the closing of the Merger, the option agreement with respect to Portals III will terminate upon consummation of the Merger. If the closing of the Merger precedes the beginning of Republic Square II’s initial option period, the option agreement with respect to Republic Square II will terminate upon consummation of the Merger.